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                                                                    EXHIBIT 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-4




Section 7.3 Indenture                         Distribution Date:       4/15/2004
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(i)    Amount of Net Swap Payment                        0.00
       Amount of Net Swap Receipt                2,971,656.33

(ii)   Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                    0.00
            Class B Principal Payment                    0.00
            Class C Principal Payment                    0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                    0.00
            Class B Principal Payment                    0.00
            Class C Principal Payment                    0.00
                      Total

(iii)  Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest                3,850,000.00
            Class B Note Interest                   88,608.33
            Class C Note Interest                  154,225.00
                      Total                      4,092,833.33

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Note Interest                     4.58333
            Class B Note Interest                     1.26583
            Class C Note Interest                     1.71361

(iv)   Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance        840,000,000
            Class B Note Principal Balance         70,000,000
            Class C Note Principal Balance         90,000,000

(v)    Amount on deposit in Owner Trust
       Spread Account                           10,000,000.00

(vi)   Required Owner Trust Spread Account
       Amount                                   10,000,000.00



                                           By:
                                                  --------------------
                                           Name:  Patricia M. Garvey
                                           Title: Vice President

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